UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

RETAIL PROPERTIES OF AMERICA, INC.

(exact name of registrant as specified in charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of Retail Properties of America, Inc. (the “Company”) has scheduled the Company’s 2014 annual meeting of stockholders for May 22, 2014 (the “Annual Meeting). Because the date of the Annual Meeting will be more than 30 days before the first anniversary of the date of the Company’s 2013 annual meeting of stockholders, the deadlines for stockholders to submit proposals for consideration at the Annual Meeting have changed from the deadlines originally set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders.

In particular, any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement and form of proxy for its Annual Meeting must be received by the Company a reasonable time before the Company begins to print and send its proxy materials for the Annual Meeting and must otherwise comply with the requirements set forth in Rule 14a-8. In light of the Company’s anticipated schedule for printing and sending its proxy materials for the Annual Meeting, the Company intends to view February 7, 2014 as the deadline for the submission of stockholder proposals pursuant to Rule 14a-8. Accordingly, the Company intends to view any proposals received after February 7, 2014 as not having been received within the time period set forth in Rule 14a-8.

In order for stockholder proposals to be properly brought before the Annual Meeting, other than stockholder proposals submitted pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing and in accordance with the requirements set forth in the Company’s bylaws to our Secretary not later than 5:00 p.m., Eastern Time, on January 22, 2014. Any proposal submitted outside this timeframe, other than a proposal submitted pursuant to Rule 14a-8, will not be considered timely and will be excluded from consideration at the Annual Meeting.

Proposals and notices of proposals should be mailed to: Retail Properties of America, Inc., 2021 Spring Road, Suite 200, Oak Brook, IL 60523, Attn: Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: January 14, 2014		Executive Vice President, General Counsel and Secretary